                                                               HEI Exhibit 21(a)

                       Hawaiian Electric Industries, Inc.
                         SUBSIDIARIES OF THE REGISTRANT



   The following is a list of all subsidiary corporations of the registrant as of March 21, 1995:


            Name                                                                      Place of incorporation
----------------------------------------------------------------------------------------------------------------

Hawaiian Electric Company, Inc., including subsidiaries Maui Electric
 Company, Limited and Hawaii Electric Light Company, Inc.                                 State of Hawaii

HEI Investment Corp.                                                                      State of Hawaii

Lalamilo Ventures, Inc.                                                                   State of Hawaii

Malama Pacific Corp., including subsidiaries Malama Project-I, Inc.,
 Malama Waterfront Corp., Malama Property Investment Corp.,
 Malama Development Corp., Malama Realty Corp., Malama Elua Corp.,
 TMG Service Corp., Malama  Hoaloha Corp., Malama Mohala Corp. and
 Baldwin*Malama (a limited partnership in which Malama
 Development Corp. is the sole general partner)                                           State of Hawaii

Hawaiian Tug & Barge Corp., including subsidiary
 Young Brothers, Limited                                                                  State of Hawaii

HEI Diversified, Inc., including subsidiary  American Savings Bank,                    State of Hawaii (except
 F.S.B. and its subsidiaries, American Savings Investment Corp.,                        American Savings Bank,
 ASB Service Corporation, Adcommunications, Inc. and                                  F.S.B., which is federally
 Associated Mortgage, Inc.                                                                    chartered)

Pacific Energy Conservation  Services, Inc.                                               State of Hawaii

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